Exhibit 10.1

Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 5, 2021 (the “Amendment Effective Date”), is entered into by and among Spire Global, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of Borrower, as Guarantors, the several banks and other financial institutions or entities from time to time parties to the Loan and Security Agreement (as defined below, and such financial institutions or entities collectively, referred to as the “Lenders”) and FP Credit Partners, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

The Loan Parties, the Lenders and Agent are parties to a Loan and Security Agreement dated as of April 15, 2021 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of May 17, 2021 and as further amended, restated or modified from time to time to date, the “Loan and Security Agreement”). The Loan Parties have requested that Agent and the Lenders agree to certain amendments and waivers with respect to the Loan and Security Agreement. Agent and the Lenders party hereto have agreed to such request, subject to the terms and conditions hereof.

AGREEMENT

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.2 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan and Security Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Loan and Security Agreement is hereby amended as follows:

(a) Section 2.1(d) of the Loan and Security Agreement is amended in its entirety and replaced with the following:

“(d) Payment. Borrower will pay interest on the outstanding principal amount of the Term Loan Advance on the last Business Day of each fiscal quarter, beginning the fiscal quarter ending after the Funding Date (each such date, an “Interest Payment Date”). Borrower may elect, upon written notice to Agent to be delivered at least five (5) Business Days prior to each Interest Payment Date (provided that (i) this Section 2.1(d)(i) shall serve as written notice to Agent of Borrower’s election to have all of the accrued and unpaid interest payable on the Term Loan Advance be added to the outstanding principal amount of Term Loan Advance as of the June 30, 2021 Interest Payment Date and (ii) a single notice may be delivered with respect to multiple Interest Payment Dates and, once delivered, shall not be required to be re-delivered in connection with such Interest Payment Date(s)), to have all or any portion of the accrued and unpaid interest payable on the Term Loan Advance be added to the outstanding principal amount of the Term Loan Advance as of such Interest Payment Date (it being understood that if any Term Loan Advance remains outstanding after either the Qualifying IPO Conversion Date or the Designated SPAC Conversion Date has occurred, Borrower shall no longer have the option to make any payments-in-kind as otherwise permitted herein and add all or any portion of the unpaid interest to the outstanding principal amount of the Term Loan Advance). Such principal amount shall thereafter accrue interest as provided in Section 2.1(c) and otherwise be treated as part of the outstanding principal amount of the Term Loan Advance for purposes of this Agreement. The entire outstanding principal balance of the Term Loan Advance and all accrued but unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.”

(b) Section 2.1(f)(i) of the Loan and Security Agreement is amended in its entirety and replaced with the following:

“(i) In connection with the consummation of the Designated SPAC, Lenders may elect to convert, with such conversion to be effective immediately prior to the Designated SPAC Effective Time and on a Business Day (the “Designated SPAC Conversion Date”), in full and not in part, an amount equal to (x) the applicable amount set forth on the payment schedule below, based on the Designated SPAC Conversion Date, minus (y) the sum of the total amount of interest paid in cash pursuant to Section 2.1(d) and the total amount of interest paid-in-kind pursuant to Section 2.1(d) on or prior to the date of such conversion (such amount, the “Designated SPAC Conversion Amount”) into Conversion Securities (as defined in Addendum 3 attached hereto), pursuant to and in accordance with the terms and conditions set forth below and on Addendum 3 attached hereto. The Lenders desire to exercise their rights pursuant to this Section 2.1(f)(i), and this sentence shall serve as a Conversion Election Notice to Borrower informing Borrower of the Lenders’ election.

Relevant Period (number of months elapsed since the Funding Date)	Amount
Prior to 12	$17,500,000
On or after 12 but prior to 24	$28,000,000
On or after 24 but prior to 36	$35,000,000
On or after 36 but prior to 48	$42,000,000
On or after 48 but to and including the Term Loan Maturity Date	$49,000,000

(c) Section 3(b) of Addendum 3 of the Loan and Security Agreement is amended in its entirety and replaced with the following:

“b. Each Lender may, at its option, elect to convert the Designated SPAC Conversion Amount into Conversion Securities by delivering to Borrower a Conversion Election Notice. If any Lender elects to effect such a conversion, then the Designated SPAC Conversion Amount shall be automatically converted in full at the Conversion Time, subject to Section 5 of this Addendum 3, into a number of shares of Common Stock, as applicable, equal to (i) the Designated SPAC Conversion Amount, divided by (2) the applicable Conversion Price. Any such conversion shall be effected pursuant to Section 4 of this Addendum 3. The Agent shall deliver to Borrower instructions for delivery of the Conversion Securities to the applicable Lender or its designee.”

(d) Section 4(b) of Addendum 3 of the Loan and Security Agreement is amended in its entirety and replaced with the following:

“b. Upon any conversion pursuant to Section Error! Reference source not found. of this Addendum 3, Borrower shall deliver the Conversion Securities to the account of the Person or Persons identified on the Conversion Election Notice or on a separate instruction from Agent to Borrower, no later than 12:00 p.m., New York City time, on (i) with respect to a Qualifying IPO other than a Qualifying SPAC Transaction, the second (2nd) Trading Day immediately following the Conversion Date or (ii) with respect to a Qualifying SPAC Transaction, immediately prior to the effective time of the consummation of such Qualifying SPAC Transaction. The Person or Persons entitled to receive the Conversion Securities upon a conversion pursuant to Section Error! Reference source not found. of this Addendum 3 shall be treated for all purposes as the beneficial owner or owners of such Conversion Securities as of the Conversion Time.”

(e) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3 Waiver. Borrower has violated Section 2.1(d) of the Loan and Security Agreement due to its failure to deliver written notice to Agent of its election to have the accrued and unpaid interest payable on the Term Loan Advance be added to the outstanding principal amount of the Term Loan Advance as set forth in Section 2.1(d) of the Loan and Security Agreement (the “Interest Notice Default”), and the Agent and the Lenders agree to waive the Interest Notice Default. Agent and the Lenders also agree to waive any default interest that would have applied pursuant to Section 2.2 of the Loan and Security Agreement as a result of the Interest Notice Default. The waiver set forth herein is limited to the terms hereof, shall not apply with respect to any other facts or occurrences other than those on which the Interest Notice Default is based, shall not excuse future non-compliance with any Loan Document, shall not be a practical construction, course of conduct or course of performance under any Loan Document, and, except as expressly set forth herein, shall not operate as a modification, consent, waiver or amendment of any right, power or remedy of Lenders, nor as a consent to, amendment or waiver of any further or other matter under the Loan Documents.

SECTION 4 Conditions of Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Amendment. Agent shall have received this Amendment, executed by Agent, the Lenders and the Loan Parties.

(b) Representations and Warranties; No Default. On the Amendment Effective Date:

(i) The representations and warranties contained in Section 5 of the Loan and Security Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date); and

(ii) After giving effect to the waiver of the Interest Notice Default as set forth in Section 3, there exist no Events of Default or events that with the passage of time could reasonably be expected to result in an Event of Default.

SECTION 5 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Each Loan Party hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c) Releases. Each Loan Party hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries has any claim or cause of action against the Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents in their capacities for the Agent or any Lender) in connection with the Loan Documents and (ii) the Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties and their Subsidiaries under the Loan and Security Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agent’s and the Lenders’ rights, interests, security and/or remedies under the Loan and Security Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents in their capacities as Agent or any Lender (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any

Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Loan and Security Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral prior to Amendment Effective Date.

(d) No Reliance. Each Loan Party hereby acknowledges and confirms to Agent and the Lender that such Loan Party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Borrower agrees to pay to Agent on the Amendment Effective Date the reasonable and documented costs, fees and expenses of Agent and the Lenders party hereto, and the reasonable documented and reasonable fees and disbursements of counsel to Agent and the Lenders party hereto, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(k) Loan Documents. This Amendment shall constitute a Loan Document.

(l) Notice of Name Change. Pursuant to Section 7.11 of the Loan and Security Agreement, Borrower hereby gives the Agent notice that Borrower intends to change its name to Spire Global Subsidiary, Inc. in connection with closing the Designated SPAC.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

SPIRE GLOBAL, INC.,
as Borrower

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Chief Executive Officer

AUSTIN SATELLITE DESIGN, LLC,
as a Guarantor

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Chief Executive Officer

SPIRE GLOBAL LUXEMBOURG S.À R.L.,
as a Guarantor

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Manager

SPIRE GLOBAL SINGAPORE PTE. LTD.,
as a Guarantor

By:	/s/ Peter Platzer
Name: Peter Platzer
Title: Director

[Signature Page to Second Amendment to Loan and Security Agreement]

Subscribed on behalf of SPIRE GLOBAL UK LIMITED at on by Peter Platzer	/s/ Peter Platzer
Director/Authorised Signatory
And at on by Ananda Martin	/s/ Ananda Martin
Director/Authorised Signatory

[Signature Page to Second Amendment to Loan and Security Agreement]

FP CREDIT PARTNERS, L.P., as Agent

By: FP Credit Partners GP, L.P.
Its: General Partner

By: FP Credit Partners GP Management, LLC
Its: General Partner

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS AIV, L.P., as a Lender

By: FP Credit Partners GP, L.P.
Its: General Partner

By: FP Credit Partners GP Management, LLC
Its: General Partner

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS PHOENIX AIV, L.P., as a Lender

By: FP Credit Partners GP, L.P.
Its: General Partner

By: FP Credit Partners GP Management, LLC
Its: General Partner

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

[Signature Page to Second Amendment to Loan and Security Agreement]